EXHIBIT 10.43

Israel Discount Bank of New York
511 FIFTH AVENUE, NEW YORK, NY 10017-4997
(212) 551-8500



October 30, 1996



Mr. Gary R. Klocek, Controller
Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, Pennsylvania 19007

Dear Mr. Kimmel:

     We are pleased to advise you that Israel Discount Bank of New York (the "Bank") has approved Jones Apparel Group, Inc.'s (the "Company") request for the following line of credit:

     1.  LINE OF CREDIT

         $20,000,000.00 for working capital purposes.

     2.  INTEREST RATES

         Own Paper: As determined by the Bank, in its sole discretion, at the time of the request.

     3.  CONDITIONS

         Utilization of this line of credit is subject to the following additional terms and conditions: Satisfactory mutual revisions with other banks.

     4.  FINANCIAL INFORMATION AND EXAMINATIONS

         The Company shall furnish the Bank:

         (a) within 90 days after the end of each of its fiscal years, the audited balance sheet and income statements as of the end of each fiscal year. Said balance sheet and income statements shall be audited by a certified public accountant, acceptable to the Bank, without material exception or qualification.

         (b) within 45 days after each quarterly financial period, financial statements for the period then ended. Said statements may be prepared internally by management.

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         (c) any other such information, reports, and statements as the Bank may reasonably request.

      5.  DOCUMENTATION

          Utilization of this line of credit is subject to the Company's execution of such documentation and instruments, all in form and substance satisfactory to the Bank and its counsel, all of which shall contain such provisions, representations, covenants and events of default as are satisfactory to the Bank and its counsel.

      6.  EXPIRY

          Availability of this line of credit is dependent upon satisfactory review, from time to time, of Company's condition, financial or otherwise and may be amended, reduced, withdrawn and canceled, in whole or in part, at anytime in the Bank's sole discretion without prior notice to the Company. Notwithstanding the above, the line of credit will expire on April 30, 1997, unless extended by the Bank, in its sole discretion.

     This letter is furnished to the Company solely for informational purposes. The line of credit described herein is not a commitment and compliance by the Company with the terms of this letter does not in any way bind the Bank to make loans, advances, or grant extensions of credit.

     Please indicate Company's agreement and acceptance of the foregoing by signing and returning the enclosed copy of this letter by November 7, 1996.

     If there are any questions or comments, please feel free to call me at 551-8827. We look forward to beginning an excellent relationship with Jones Apparel Group, Inc.


                                            Very truly yours,

                                            By: /s/ Lissa Baum
                                               -----------------------
                                               Lissa Baum, Senior Vice President


                                            By: /s/ Antonia Brocato
                                               -----------------------
                                               Antonia Brocato, Assistant Vice
                                               President

Agreed to and Accepted:

JONES APPAREL GROUP, INC.

By: /s/ Gary R. Klocek
   -----------------------
Name:  Gary R. Klocek
Title: Corporate Controller


cc: Herbert J. Goodfriend - Vice Chairman, Secretary and Director
    Wesley R. Card - Chief Financial Officer

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